Exhibit 99.1

PRESS RELEASE | August 29, 2025 | NASDAQ: PLL

PIEDMONT LITHIUM ANNOUNCES COMPLETION OF MERGER WITH SAYONA MINING

Belmont, North Carolina, August 29, 2025 – Piedmont Lithium Inc. (“Piedmont,” the “Company”) (Nasdaq: PLL; ASX: PLL), a leading North American supplier of lithium products critical to the U.S. electric vehicle supply chain, today announced the successful completion of the merger with Sayona Mining Limited (“Sayona”) (Nasdaq: ELVR; ASX: SYA; OTCQB: SYAXF) (the “Merger”) following approval by shareholders of both companies and the satisfaction of all closing conditions.

The combined company, named Elevra Lithium, brings together complementary assets and creates one of the largest hard-rock lithium platforms. As a current supplier of critical lithium resources with a globally significant portfolio of development stage projects, Elevra is well positioned to supply the growing demand from global energy transition.

“This is a transformative milestone for our shareholders, employees, and partners,” said Keith Phillips, President and Chief Executive Officer of Piedmont Lithium. “The combination with Sayona significantly strengthens our global footprint, enhances scale, and positions us to be a leading supplier of lithium resources to the growing EV and stationary storage supply chains. We are excited to move forward as a combined company with Sayona and to build long-term value for all stakeholders.”

In connection with the completion of the Merger, Piedmont’s common stock and Chess Depositary Interests (“CDIs”) will be delisted from the Nasdaq and the Australian Securities Exchange, respectively. Holders of Piedmont Lithium common stock (Nasdaq: PLL) will receive 0.35133 American Depositary Shares (Nasdaq: ELVR), representing 527 Sayona ordinary shares, for each share of Piedmont common stock held. Holders of Piedmont CDIs (ASX: PLL) will receive 5.27 Sayona ordinary shares (ASX: SYA) for each CDI held. Any fractional shares issuable will be rounded up to the nearest whole share.

Piedmont Common Stock Conversion to American Depositary Shares
Number of Piedmont Shares Held Prior to Transaction	1
Transaction Exchange Ratio Converting Piedmont Shares	527
Number of Sayona Equivalent Shares Held Post Transaction	527	= 1 x 527
American Depositary Share Issuance Ratio	1,500
Number of American Depositary Shares Held Post Transaction	0.35133	= 527 / 1,500
Illustrative American Depositary Share Price
Sayona Closing Share Price (as of August 29, 2025)[i]	A$0.026
American Depositary Share Issuance Ratio	1,500
American Depositary Share Price (AUD)	A$39.00	= 0.026 x 1,500
Foreign Exchange Rate Converting AUD to USD[1]	0.6545
Implied American Depositary Share Price (USD)	$25.53	= A$39.00 x 0.6545
Implied Piedmont Share Price (USD)	$8.97	= $25.53 x 0.35133
Piedmont Chess Depositary Interests Conversion to Sayona Ordinary Shares
Number of Piedmont CDIs Held Prior to Transaction	1
Transaction Exchange Ratio Converting Piedmont CDIs	5.27
Number of American Depositary Shares Held Post Transaction	527	= 100 x 5.27

About Piedmont

Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium project in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). We believe these geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage.

1 Sayona Closing Share Price and Foreign Exchange Rate Converting AUD to USD sourced from Factset as of August 29, 2025.

For further information, contact:

Media Relations

Malissa Gordon
VP, Government Affairs
T: +1 704 491 9130
E: mgordon@piedmontlithium.com

Investor Relations

John Koslow
FP&A and Investor Relations Manager
T: +1 516 320 0842
E: jkoslow@piedmontlithium.com